As filed with the Securities and Exchange Commission on August 29, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

The Securities Exchange Act of 1934

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Triton Pacific Investment Corporation, Inc.

(Exact Name of registrant as specified in its charter)

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Maryland		45-2460782
(State of incorporation of organization)		(I.R.S. Employer Identification No.)

10877 Wilshire Blvd., 12th Floor
Los Angeles CA 90024
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-174873

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of Triton Pacific Investment Corporation, Inc. (the “Company”). The description of the shares of common stock contained in the sections entitled “Description of Our Securities,” “Suitability Standards,” “Share Repurchase Program” and “Distributions” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-174873), filed with the Securities and Exchange Commission on June 14, 2011, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement on Form N-2 (File No. 333-174873) and are hereby incorporated herein by reference:

Exhibit No.	Description

2(b)	Articles of Incorporation (Incorporated by reference to Exhibit No. (a) of the Company’s Registration Statement on Form N-2 filed on June 14, 2011 (Registration No. 333-174874)).
2(c)	By-Laws (Incorporated by reference to Exhibit No. (b) of the Company’s Registration Statement on Form N-2 filed on June 14, 2011 (Registration No. 333-174874)).
2(e)	Distribution Reinvestment Plan (Incorporated by reference to Exhibit No. (e) of the Company’s Registration Statement on Form N-2/A filed on August 25, 2011 (Registration No. 333-174874)).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 29, 2011

Triton Pacific Investment Corporation, Inc.

 By: /s/Craig J. Faggen

Craig J. Faggen

Chief Executive Officer